UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 8, 2013 (July 5, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Rite Aid Corporation’s (the “Company”) previously announced cash tender offer for any and all of its outstanding 7.5% senior secured notes due 2017 (the “2017 Notes”) expired at midnight, Eastern Time, on July 5, 2013 (the “Expiration Date”).  As of the Expiration Date, approximately $419.2 million aggregate principal amount of the 2017 Notes had been validly tendered and not validly withdrawn, representing approximately 83.85% of the outstanding 2017 Notes.  All such 2017 Notes had been validly tendered on or prior to the consent payment deadline, which was 5:00 p.m., Eastern Time, on June 20, 2013, and were accepted for purchase on June 21, 2013.  The remaining $80.8 million aggregate principal amount of the 2017 Notes were called for redemption on July 22, 2013 and were satisfied and discharged by the Company on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: July 8, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary